FOURTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT, dated as of March 3, 2003 (the "Amendment"), to the Loan and Security Agreement dated as of April 13, 2001, as amended by the First Amendment dated as of August 3, 2001, the Second Amendment dated as of May 24, 2001 and the Third Amendment dated as of November 18, 2002 (the "Loan Agreement"), by and among (i) LSB INDUSTRIES, INC., a Delaware corporation (the "Parent"), CLIMACHEM, INC., an Oklahoma corporation ("ClimaChem"), and each of the Subsidiaries of ClimaChem identified on the signature pages thereof (such Subsidiaries, together with ClimaChem, each a "Borrower", and collectively, the "Borrowers"), (ii) the lenders identified on the signature pages thereof (each a "Lender" and collectively the "Lenders") and (iii) FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (the "Agent").

WHEREAS, the Borrowers have requested the Agent and Lenders to amend the Loan Agreement to, among other things, provide for a new term loan in the principal amount of $800,000 and modify the minimum EBITDA covenant, and the Agents and certain of the Lenders have agreed to provide such term loan and modify the minimum EBITDA covenant subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. Definitions in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

    The definition of the term "Applicable Prepayment Premium" is hereby amended in its entirety to read as follows:

    "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 4% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 3% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 2% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination; and (d) during the period of time from and including the date that is the third anniversary of the Closing Date and prior to the Maturity Date, 1% times the sum of (i) the Maximum Revolver Amount, plus (ii) the outstanding principal balance of the Term Loan on the date immediately prior to the date of determination."

    The definition of the term "Base Rate Loan" is hereby amended in its entirety to read as follows:

    "'Base Rate Loan' means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the Base Rate."

    The definition of the term "Commitment" is hereby amended in its entirety to read as follows:

    "'Commitment' means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1."

    A definition of the term "Fourth Amendment Effective Date" is hereby inserted, in appropriate alphabetical order, to read as follows:
    "Fourth Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of Fourth Amendment to Loan Agreement dated as of March 3, 2003, by and among Borrowers, the Agent and the Lenders have been fulfilled or waived."

    The definition of the term "Maximum Revolver Amount" is hereby amended in its entirety to read as follows:

    "'Maximum Revolver Amount' means $50,000,000 minus the aggregate principal amount of the Term Loan then outstanding."

    The definition of the term "Obligations" is hereby amended by inserting "the Term Loan," immediately after "Advances," and before "debts," set forth therein.

    The definition of the term "Pro Rate Share" is hereby amended in its entirety to read as follows:

    "'Pro Rata Share' means:

    (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

    (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

    (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the aggregate amount of all Lenders' Term Loan Commitments, and

    (d) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of Total Commitments of all Lenders; provided, however, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination."

    A definition of the term "Term Loan" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'Term Loan' has the meaning set forth in Section 2.2(a)."

    A definition of the term "Term Loan Amount" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'Term Loan Amount' means $800,000."

    A definition of the term "Term Loan Commitment" is hereby inserted, in appropriate alphabetical order, to read as follows:

    "'Term Loan Commitment' means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1".

    A definition of the term "Term Loan Priority Collateral" is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Term Loan Priority Collateral' means all assets of ClimaChem and its Subsidiaries identified on Schedule T-1 hereto, whether now owned or hereafter acquired or existing and wherever located."

3. Lenders' Commitment Schedule. Schedule C-1 to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex I to this Amendment.

4.  Schedule T-1. The Loan Agreement is hereby amended by attaching a new Schedule T-1 thereto to read as set forth in Annex II to this Amendment.

5. Term Loan. Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

"Subject to the terms and conditions of this Agreement, on the Fourth Amendment Effective Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (collectively, the "Term Loan") to Borrowers in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The Term Loan shall be repaid in consecutive monthly installments each in a principal amount equal to 1/36th of the Term Loan Amount, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on April 1, 2003. Notwithstanding any provision contained herein to the contrary, Borrowers may, at any time, prepay all or a portion of the Term Loan without penalty or premium. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan shall constitute Obligations."

                            6. Payments. Section 2.4(b)(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

                                    "(b) Apportionment and Application of Payments.

(i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

A. first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

B. second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

C. third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

D. fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

E. fifth, to pay interest due in respect of all Agent Advances, until paid in full,

F. sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances), the Swing Loans, and the Term Loan until paid in full,

G. seventh, to pay the principal of all Agent Advances until paid in full,

H. eighth, to pay the principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

I. ninth, to pay the principal of all Swing Loans until paid in full,

J. tenth, to pay the principal of all Advances until paid in full,

K. eleventh, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan (in inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

L. twelfth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

K. thirteenth to pay any other Obligations until paid in full, and

L. fourteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law."

(b) Section 2.4(b) of the Loan Agreement is hereby amended by inserting a new paragraph (vi) at the end thereof to read as follows:

"(vi) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, all proceeds received by Agent  from the sale or other disposition of, or in connection with any casualty or loss of, any Term Loan Priority Collateral shall be applied, first, to the Obligations in respect of the Term Loan then outstanding and the remainder of such proceeds shall be applied in accordance with Section 2.4(b)(i)."

                                7.  Interest Rates. Clause (a) of Section 2.6 of the Loan Agreement is hereby amended by inserting the following sentences at the end thereof:

        "The foregoing notwithstanding, at no time shall any portion of the Obligations in respect of the Term Loan bear interest on the Daily Balance thereof at a per annum rate less than 6.25%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate."

                                8.  Maintenance of Loan Account; Statement of Obligations. The first sentence of Section 2.10 of the Loan Agreement is hereby amended in its entirety to read as follows:

                                "2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers and (the "Loan Account") on which Borrowers will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Issuing Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses."

                                9.  Financial Covenants. Section 7.20 of the Loan Agreement is hereby amended as follows:

                                        (a)  Minimum EBITDA. Section 7.20(a)(i) is hereby amended in its entirety to read as follows:

                                                "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$12,290,129	For the 12 month period ending March 31, 2003
$13,353,750	For the 12 month period ending June 30, 2003
$13,532,466	For the 12 month period ending September 30, 2003
$12,548,700	For the 12 month period ending December 31, 2003

Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2003 shall not be less than the greater of (x) $15,000,000 and (y) 85% of Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Agent in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Agent; provided, that if Agent and Borrowers cannot agree on the EBITDA covenant number based upon Borrowers' projected EBITDA, for purposes of this Section 7.20(a)(i), Borrowers' EBITDA for such 12 month period shall be determined by Agent in its Permitted Discretion and shall not be less than $15,000,000."

                                    (b)  Capital Expenditures. Section 7.20(b)(i) is hereby amended in its entirety to read as follows:

                                                "(i) Capital Expenditures. Capital expenditures, measured on a fiscal quarter-end basis, in excess of $11,240,000 for the trailing twelve (12) month period."

                                10.  Use of Proceeds. Section 7.17 of the Loan Agreement is hereby amended in its entirety to read as follows:

                                "7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes."

                                11.  Amendments and Waivers. Clause (j) of Section 15.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                                "(j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, Eligible Raw Inventory, Eligible Inventory, Maximum Revolver Amount, Term Loan Amount, or change Section 2.1(b); or"

                                12. Conditions. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Fourth Amendment Effective Date"):

                                    (a)  Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Fourth Amendment Effective Date shall be correct in all material respects on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                                    (b)  Delivery of Documents. The Agent shall have received on or before the Fourth Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

  counterparts of this Amendment duly executed by the Borrowers and the Agent;

  a copy of the resolutions of each Borrower, certified as of the Fourth Amendment Effective Date by an authorized officer thereof, authorizing (A) the borrowing contemplated by this Amendment by each Borrower and the transactions contemplated by the Loan Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by each such Person of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto, and the performance of the Loan Agreement, as amended;

  a certificate of an authorized officer of each Borrower, certifying the names and true signatures of the representatives of such Person authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such authorized officers;

  a certificate of the appropriate official(s) of the state of organization of each Borrower, satisfactory to the Agent, certifying as to the subsistence and good standing of, and the payment of taxes by, such Person in such states, provided that the Agent agrees that the Borrowers may deliver such good standing certificates to the Agent within 30 days after the Fourth Amendment Effective Date;

  a certificate of an authorized officer of each Borrower confirming that the charter of each such Person has not been amended or otherwise modified since the Closing Date and that the copy thereof previously delivered to the Agent is true, correct and complete, except for the charters of Chemex I Corp. and Chemex II Corp., each of which was revised to reflect the name change of such Borrower;

  a certificate of an authorized of each Borrower confirming that the by-laws of each such Person have not been amended or otherwise modified since the Closing Date and that the copy thereof previously delivered to the Agent is true, correct and complete, except for the by-laws of Chemex I Corp. and Chemex II Corp., each of which was revised to reflect the name change of such Borrower;

  an opinion of David Shear, General Counsel to the Borrowers, as to such matters as the Agent may reasonably request;

  an amendment to the Guggenheim Securities Purchase Agreement, duly executed by Guggenheim and the Parent, modifying (among other things) the minimum EBITDA covenant set forth therein and the amount of the Trigger Event (as defined in the Guggenheim Securities Purchase Agreement); and

  such other agreements, instruments, approvals, opinions and other documents as the Agent may reasonably request from the Borrowers

                                    (c)  Amendment Fee. The Borrowers shall have paid to the Agent, for the benefit of the Lenders with a Term Loan Commitment, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $10,000, the payment of which shall be effected by Agent charging such fee to Borrowers' Loan Account.

                                    (d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received from the Borrowers all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Agent or such special counsel may reasonably request.

                                13. Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                                    (a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct in all material respects on and as of the Fourth Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                                    (b) Organization, Good Standing, Etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the other Loan Documents to which it is a party being executed in connection with this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified reasonably could not be expected to have a Material Adverse Change.

                                    (c) Authorization, Etc. The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of such Borrower, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                                14. Miscellaneous.

                                    (a) Continued Effectiveness of the Loan Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which any Borrower is a party to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

                                    (b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                    (c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                    (d) Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                                    (e) Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses of the Agent and each Lender in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents.

                                    (f) Amendment as Loan Document. Each Borrower hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement (i) if any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or (ii) if Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

                                    (g) Waiver of Jury Trial. EACH BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                                                                                                        Borrowers:

                                                                                                                        CLIMACHEM, INC.,
                                                                                                                        an Oklahoma corporation

By:
Title:

                                                                                                                        CLIMATE MASTER, INC.,
                                                                                                                        a Delaware corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        CLIMATECRAFT, INC.,
                                                                                                                        an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        CLIMACOOL, CORP.,
                                                                                                                        an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        INTERNATIONAL ENVIRONMENTAL CORPORATION,
                                                                                                                        an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        ACP INTERNATIONAL, LIMITED,
                                                                                                                         an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        KOAX CORP., an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        LSB CHEMICAL CORP.,
                                                                                                                        an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        THE ENVIRONMENTAL GROUP, INC.,
                                                                                                                         an Oklahoma corporation

By:
Title:

                                                                                                                        EL DORADO CHEMICAL COMPANY,
                                                                                                                         an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        CHEMEX I CORP.,
                                                                                                                         an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        TRISON CONSTRUCTION, INC.,
                                                                                                                        an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        CHEMEX II CORP.,
                                                                                                                         an Oklahoma corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        Agent and Lender:

                                                                                                                        FOOTHILL CAPITAL CORPORATION,
                                                                                                                        a California corporation

                                                                                                                        By:
&#                                                                                                                        Title:

                                                                                                                        Lender:

                                                                                                                        CONGRESS FINANCIAL CORPORATION (SOUTHWEST),
                                                                                                                         a Texas corporation

                                                                                                                        By:
&#                                                                                                                        Title:

ANNEX I

Schedule C-1

 Commitments
Lender	Revolver Commitment	Term Loan Sub-facility Commitment*	Total Commitment
Foothill Capital Corporation	$30,000,000	$800,000	$30,000,000
Congress Financial Corporation (Southwest)	$20,000,000	$0	$20,000,000
All Lenders	$50,000,000	$800,000	$50,000,000

* The Term Loan Commitment is a sub-facility of the Revolver Commitment.

ANNEX II

Schedule T-1

Term Loan Priority Collateral

Term Loan Priority Collateral shall mean the following:

(a) The following equipment:

 Item:                                                             Serial Number:

Bradbury Roll Former:

 Stock Reel                                                      s/n 34843
Roller Str.                                                      s/n 34844
Feed Roll                                                       s/n 34846
Hyd. Punch/Notch                                            s/n 34847
Roll Former                                                    s/n 34849
Hyd. Post Out                                                 s/n 34851
Heat Exchanger; Model RM-25                           s/n 19253
Heat Exchanger; Model RM-25                           s/n 19242

 Amada Punch Line:

 Loader OL                                                       s/n - APC00006
Turret Punch 305072                                         s/n - AA570286
Un-loader UL410                                              s/n - APC00006

(b) All products and proceeds of the foregoing equipment, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the Term Loan Priority Collateral.